EXHIBIT 99.2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

Resource REIT, Inc.

We have audited the accompanying consolidated financial statements of Resource Apartment REIT III, Inc. (a Maryland Corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Resource Apartment REIT III, Inc. and subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 8, 2021

F-1

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2020	2019
ASSETS
Investments:
Rental properties, net	$187,210	$196,483
Identified intangible assets, net	—	173
Total investments	187,210	196,656

Cash	21,656	28,430
Restricted cash	1,639	1,916
Tenant receivables, net	98	31
Prepaid expenses and other assets	648	594
Operating lease right-of-use assets	2	5
Total assets	$211,253	$227,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable, net	$143,823	$145,503
Accounts payable and accrued expenses	1,468	2,547
Accrued real estate taxes	663	601
Due to related parties	848	4,938
Tenant prepayments	172	194
Security deposits	447	382
Distributions payable	—	1,587
Operating lease liabilities	2	5
Total liabilities	147,423	155,757

Stockholders’ equity:
Preferred stock, par value $0.01: 10,000,000 shares authorized, none issued and outstanding	—	—
Convertible stock, par value $0.01: 50,000 shares authorized, none and 50,000 issued and outstanding, respectively	—	1
Class A common stock, par value $0.01: 25,000,000 shares authorized, 625,848 and 628,691 issued and outstanding, respectively	6	6
Class T common stock, par value $0.01: 25,000,000 shares authorized, 1,121,639 and 1,115,458 issued and outstanding, respectively	11	11
Class I common stock, par value $0.01: 75,000,000 shares authorized, 10,344,979 and 10,327,291 issued and outstanding, respectively	103	103
Additional paid-in capital	103,924	103,725
Accumulated other comprehensive loss	(12)	(32)
Accumulated deficit	(40,202)	(31,939)
Total stockholders’ equity	63,830	71,875
Total liabilities and stockholders’ equity	$211,253	$227,632

The accompanying notes are an integral part of these consolidated financial statements.

F-2

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Years Ended December 31,
	2020	2019
Revenues:
Rental income	$20,802	$17,691
Total revenues	20,802	17,691

Expenses:
Rental operating - expenses	4,089	3,562
Rental operating - payroll	1,984	1,768
Rental operating - real estate taxes	2,724	2,390
Subtotal - rental operating	8,797	7,720
Property management fees	—	5
Management fees - related parties	3,180	2,764
Transaction costs	1,243	—
General and administrative	1,486	2,172
Loss on disposal of assets	243	485
Depreciation and amortization	9,070	9,618
Total expenses	24,019	22,764
Loss before net gains on dispositions	(3,217)	(5,073)
Net gain on disposition of property	530	—
Loss before other income (expense)	(2,687)	(5,073)

Other income (expense):
Interest income	57	253
Interest expense	(5,602)	(5,887)
Total other income (expense)	(5,545)	(5,634)
Net loss	$(8,232)	$(10,707)

Other comprehensive income:
Designated derivatives, fair value adjustments	20	8
Total other comprehensive income	20	8
Comprehensive loss	$(8,212)	$(10,699)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS- (continued)

(in thousands, except per share data)

	Years Ended December 31,
	2020	2019
Class A common stock:
Net loss attributable to Class A common stockholders	$(427)	$(580)
Net loss per Class A share, basic and diluted	$(0.68)	$(0.92)
Weighted average Class A common shares outstanding, basic and diluted	627	631

Class T common stock:
Net loss attributable to Class T common stockholders	$(736)	$(1,111)
Net loss per Class T share, basic and diluted	$(0.66)	$(1.00)
Weighted average Class T common shares outstanding, basic and diluted	1,121	1,111

Class R common stock:
Net loss attributable to Class R common stockholders	$—	$(9,274)
Net loss per Class R share, basic and diluted	$—	$(1.12)
Weighted average Class R common shares outstanding, basic and diluted	—	8,279

Class I common stock:
Net income attributable to Class I common stockholders	$(7,069)	$258
Net income per Class I share, basic and diluted	$(0.68)	$0.20
Weighted average Class I common shares outstanding, basic and diluted	10,389	1,271

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands)

	Common Stock								Convertible Stock			Accumulated
	Shares				Amount						Additional	Other
	A Shares	T Shares	R Shares	I Shares	A Shares	T Shares	R Shares	I Shares	Shares	Amount	Paid-in Capital	Comprehensive Loss	Accumulated Deficit	Total
Balance at January 1, 2019	634	1,111	7,182	330	$6	$11	$72	$3	50	$1	$77,896	$(40)	$(15,459)	$62,490
Issuance of common stock	—	—	2,304	295	—	—	23	3	—	—	25,076	—	—	25,102
Offering costs	—	—	—	—	—	—	—	—	—	—	(1,232)	—	—	(1,232)
Cash distributions declared	—	—	—	—	—	—	—	—	—	—	—	—	(5,773)	(5,773)
Common stock issued through distribution reinvestment plan	12	33	225	33	—	—	2	—	—	—	2,764	—	—	2,766
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	8	—	8
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(10,707)	(10,707)
Common stock redemptions	(17)	(29)	(31)	(11)	—	—	—	—	—	—	(779)	—	—	(779)
Conversion	—	—	(9,680)	9,680	—	—	(97)	97	—	—	—	—	—	—
Balance at December 31, 2019	629	1,115	—	10,327	$6	$11	$—	$103	50	$1	$103,725	$(32)	$(31,939)	$71,875
True-up of prior year cash distributions declared	—	—	—	—	—	—	—	—	—	—	—	—	(31)	(31)
Common stock issued through distribution reinvestment plan	2	10	—	82	—	—	—	1	—	—	856	—	—	857
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	20	—	20
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(8,232)	(8,232)
Common stock redemptions	(5)	(3)	—	(64)	—	—	—	(1)	—	—	(658)	—	—	(659)
Convertible stock redemptions	—	—	—	—	—	—	—	—	(50)	(1)	1	—	—	—
Balance at December 31, 2020	626	1,122	—	10,345	$6	$11	$—	$103	—	$—	$103,924	$(12)	$(40,202)	$63,830

.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(8,232)	$(10,707)
Adjustment to reconcile net loss to net cash used in operating activities:
Loss on disposal of assets	243	485
Depreciation and amortization	9,070	9,618
Amortization of deferred financing costs	295	266
Net gain on disposition of property	(530)	—
Realized loss on change in fair value of interest rate cap	26	11
Changes in operating assets and liabilities:
Tenant receivable, net	(69)	21
Due from related parties	—	14
Prepaid expenses and other assets	(58)	(54)
Due to related parties	(4,090)	(2,116)
Accounts payable and accrued expenses	188	1,033
Tenant prepayments	(22)	62
Security deposits	78	33
Net cash used in operating activities	(3,101)	(1,334)

Cash flows from investing activities:
Proceeds from disposition of property, net of closing costs	1,340	—
Property acquisitions	—	(17,514)
Capital expenditures	(3,382)	(4,890)
Net cash used in investing activities	(2,042)	(22,404)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	24,407
Redemptions of common stock	(658)	(779)
Payments on borrowings	(483)	(157)
Payment of deferred financing costs	—	(641)
Purchase of interest rate caps	(6)	—
Distributions paid on common stock	(761)	(2,457)
Net cash (used in) provided by financing activities	(1,908)	20,373

Net decrease in cash and restricted cash	(7,051)	(3,365)
Cash and restricted cash at beginning of year	30,346	33,711
Cash and restricted cash at end of year	$23,295	$30,346

Reconciliation to consolidated balance sheets:
Cash	$21,656	$28,430
Restricted Cash	1,639	1,916
Cash and restricted cash at end of period	$23,295	$30,346

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 - NATURE OF BUSINESS AND OPERATIONS

Resource Apartment REIT III, Inc. (the "Company") was organized in Maryland on July 15, 2015.  The Company launched an initial public offering on April 28, 2016 pursuant to which it offered up to $1.1 billion of shares of its common stock, consisting of up to $1.0 billion of shares in its primary offering and up to $100.0 million of shares pursuant to its distribution reinvestment plan (the "DRIP"). The distribution reinvestment plan has been suspended since April 1, 2020 when the board of directors of the Company suspended the declaration of distributions.

Prior to the execution of the REIT III Merger Agreement (as defined below), on September 8, 2020, Resource Real Estate Opportunity REIT, Inc. ("REIT I"), a non-traded real estate investment trust ("REIT") sponsored by Resource America, Inc. (“RAI”), our initial sponsor, entered into a series of transactions to become self-managed (the “Self-Management Transaction”) and succeeded to the advisory, asset management and property management arrangements in place for the Company. Accordingly, the sponsor of the Company changed from RAI to Resource Real Estate Opportunity OP, LP, the operating partnership of REIT I (“RRE OP”), while the REIT III Merger (defined below) was pending.

Through July 2, 2017, the Company offered shares of Class A and Class T common stock in the primary and DRIP offering. As of July 3, 2017, the Company ceased offering shares of Class A and Class T common stock in its primary offering and commenced offering shares of Class R and Class I common stock in both the primary and DRIP offering.

The Company ceased offering shares in the primary offering on October 31, 2019 and ceased processing subscriptions in the offering on November 15, 2019. The Company continues to offer Class A, Class T and Class I shares pursuant to the DRIP.

As of December 31, 2020, the Company had raised aggregate gross primary offering proceeds of $111.4 million from the sale of 601,207 Class A shares, 1,049,996 Class T shares, 9,356,068 Class R shares, and 624,325 Class I shares of common stock.

On June 27, 2018, March 21, 2019, and March 19, 2020, the board of directors of the Company determined an estimated net asset value (“NAV”) per share of the common stock of $9.05, $9.12, and $9.01, respectively, based on the estimated market value of the portfolio of investments of the Company as of March 31, 2018, December 31, 2018, and December 31, 2019, respectively. Based on the estimated NAV per share, the board of directors established updated offering prices for shares of Class R and Class I common stock to be sold in the primary portion of the initial public offering by adding certain offering costs to the estimated NAV per share. Pursuant to the terms of the DRIP, following the establishment of an estimated NAV per share, shares of common stock are sold at the most recent estimated NAV per share.

Following the Self-Management Transaction, the Company’s advisor, Resource REIT Advisor, LLC (the "Advisor") is indirectly owned by REIT I. Prior to September 8, 2020, the Advisor was an indirect wholly-owned subsidiary of RAI. The Advisor contributed $200,000 to the Company in exchange for 20,000 shares of Class A common stock on August 10, 2015.  On June 29, 2016, RAI purchased 222,222 shares of Class A common stock for $2.0 million in the offering. On August 5, 2016, the Advisor exchanged 5,000 shares of common stock for 50,000 shares of convertible stock. On September 8, 2020, the Company redeemed all of the outstanding shares of convertible stock.

RAI is a wholly-owned subsidiary of C-III Capital Partners, LLC ("C-III”). Prior to September 8, 2020, C-III controlled the Advisor, Resource Securities LLC ("Resource Securities"), the Company's dealer manager, and Resource Apartment Manager III, LLC (the "Manager"), the Company's property manager. C-III also controlled all of the shares of the Company's common stock held by Resource America and the Advisor. From and after September 8, 2020, RRE OP controlled the Advisor and Manager.

The Company’s objective is to take advantage of the multifamily investing and lending platforms available to the Advisor to invest in apartment communities in order to provide the investor with growing cash flow and increasing asset values. The Company has acquired underperforming apartments which it will renovate and stabilize in order to increase rents.

The Company elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2017. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company generally will not be subject to U.S. federal income taxes to the extent that it annually distributes all

F-7

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

of its REIT taxable income to its stockholders. The Company also operates its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

Merger with Resource Real Estate Opportunity REIT II, Inc.

On September 8, 2020, the Company, Resource Real Estate Opportunity REIT II, Inc. (“REIT II”), RRE Opportunity OP II, LP (“OP II”), Revolution III Merger Sub, LLC (“Merger Sub III”), a wholly owned subsidiary of REIT II, and Resource Apartment OP III, LP (“OP III”), the operating partnership of the Company, entered into an Agreement and Plan of Merger (the “REIT III Merger Agreement”).

Effective January 28, 2021, the Company merged with and into Merger Sub III, with Merger Sub III surviving as a direct, wholly owned subsidiary of REIT II (the “REIT III Company Merger”) and OP III merged with and into OP II (the “REIT III Partnership Merger” and, together with the REIT III Company Merger, the “REIT III Merger”), with OP II surviving the REIT III Partnership Merger. At such time, the separate existence of the Company and OP III ceased.

At the effective time of the REIT III Company Merger, each issued and outstanding share of the Company’s common stock (or fraction thereof) converted into the right to receive 0.925862 shares of common stock of REIT II.

At the effective time of the REIT III Partnership Merger, each common unit of partnership interests in OP III outstanding immediately prior to the effective time of the REIT III Partnership Merger was retired and ceased to exist. In addition, for each share of common stock of REIT II issued in the REIT III Company Merger, a common unit of partnership interest was issued by OP II to REIT II.

On September 8, 2020, REIT II also entered into an Agreement and Plan of Merger to acquire REIT I. REIT II’s proposed merger with REIT I is referred to herein as the “REIT I Merger” and collectively with the REIT III Merger, the “Merger.” On January 28, 2021, REIT I merged with REIT II.

The combined company after the Merger is known as Resource REIT, Inc. The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

During the year ended December 31, 2020, the Company expensed approximately $1.2 million of professional fees in connection with the merger.

COVID-19 Pandemic

One of the most significant risks and uncertainties facing the Company and the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease (“COVID-19”) pandemic. The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business, including how the pandemic is impacting its tenants. Through the year ended December 31, 2020, the Company has not incurred significant disruptions from the COVID-19 pandemic; however, a small percentage of its tenants have requested rent deferral as a result of the pandemic. The Company is evaluating each tenant rent relief request on an individual basis, considering a number of factors. Not all tenant requests will ultimately result in modified agreements, nor is the Company forgoing its contractual rights under its lease agreements. Executed short-term rent relief plans that are outstanding at December 31, 2020 are not significant in terms of either number of requests or dollar value.

The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants depends on future developments, which cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures. The Company is unable to predict the ultimate impact that the pandemic will have on its financial condition, results of operations and cash flows due to numerous uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

F-8

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America ("GAAP").

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as follows:

Subsidiaries	Number of Units	Property Location
Resource Apartment REIT III Holdings, LLC	N/A	N/A
Resource Apartment REIT III OP, LP	N/A	N/A
RRE Payne Place Holdings, LLC	N/A (1)	N/A (1)
RRE Bay Club Holdings, LLC	220	Jacksonville, FL
RRE Tramore Village Holdings, LLC	324	Austell, GA
RRE Matthews Reserve Holdings, LLC	212	Matthews, NC
RRE Kensington Holdings, LLC	204	Riverview, FL
RRE Wimbledon Oaks Holdings, LLC	248	Arlington, TX
RRE Summit Holdings, LLC	141	Alexandria, VA
	1,349

N/A – Not applicable

(1) Property was sold on March 5, 2020.

All intercompany accounts and transactions have been eliminated in consolidation.

Segment Reporting

The Company does not evaluate performance on a relationship-specific or transactional basis and does not distinguish its principal business or group its operations on a geographical basis for purposes of measuring performance. Accordingly, the Company believes it has a single operating segment for reporting purposes in accordance with GAAP.

Concentration of Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist of periodic temporary deposits of cash. At December 31, 2020, the Company had $23.3 million of deposits at various banks, of which $20.3 million were over the insurance limit of the Federal Deposit Insurance Corporation. The Company has not experienced any loss on such deposits.

At December 31, 2020, the Company’s real estate investments in Florida, Georgia, and Virginia a represented 28%, 22% and 19%, respectively, of the net book value of its rental property assets. Any adverse economic or real estate developments in these markets, such as the impact of the COVID-19 pandemic, business layoffs or downsizing, industry slowdowns, relocations of businesses, adverse weather events, changing demographics and other factors, or any decrease in demand for multifamily rentals resulting from the local business climate, could adversely affect the Company's operating results and its ability to make distributions to stockholders.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Adoption of New Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 "Financial Instruments - Credit Losses", which requires measurement and recognition of expected credit losses for financial assets held. On January 1, 2020, the Company adopted ASU No. 2016-13 and the adoption had no impact on its consolidated financial statements and disclosures since the Company did not have instruments subject to this guidance at the adoption or at December 31, 2020.

F-9

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

In January 2017, FASB issued ASU No. 2017-04, "Intangibles- Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment", which alters the current goodwill impairment testing procedures. On January 1, 2020, the Company adopted ASU No. 2017-04 and the adoption did not have a significant impact on its consolidated financial statements due to the fact that the Company did not have any goodwill subject to this guidance at the adoption or at December 31, 2020.

In August 2018, FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”. This update removes, modifies and adds certain disclosure requirements in the FASB Accounting Standards Codification ("ASC") 820, “Fair Value Measurement”. On January 1, 2020, the Company adopted ASU No. 2018-13 and the adoption did not have a significant impact on its consolidated financial statements due to the fact that there were no required changes to the Company’s disclosures.

In November 2018, FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses.” ASU No. 2018-19 clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with ASC 842, Leases. On January 1, 2020, the Company adopted ASU No. 2018-19 and the adoption did not have a material effect on its consolidated financial statements and disclosures.

In March 2020, FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848)”. ASU No. 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU No. 2020-04 is optional and may be elected over time as reference rate reform activities occur. During the year ended December 31, 2020, the Company has elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based matches the index on the corresponding derivatives. Application of these expedients preserves the presentation of derivatives consistent with past presentation. The Company continues to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

In April 2020, FASB issued a Staff Q&A to respond to some frequently asked questions about accounting for lease concessions related to the effects of the COVID-19 pandemic. Consequently, for concessions related to the effects of the COVID-19 pandemic, an entity will not have to analyze each lease to determine whether enforceable rights and obligations for concessions exist in the lease and can elect to apply or not apply the lease modification guidance to those leases. Entities may make the elections for any lessor-provided concessions related to the effects of the COVID-19 pandemic (e.g., deferrals of lease payments) as long as the concession does not result in a substantial increase in the rights of the lessor or the obligations of the lessee. The Company has not elected to apply the lease modification guidance to our leases. To date, the impact of lease concessions granted has not had a material effect on the financial statements. The Company will continue to evaluate the impact of lease concessions and the appropriate accounting for those concessions.

Accounting Standards Issued But Not Yet Effective

In August 2020, FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. ASU No. 2020-06 addresses the complexity of guidance for certain financial (convertible) instruments with characteristics of liabilities and equity. ASU No. 2020-06 will be effective for the Company beginning January 1, 2022. The Company is continuing to evaluate this guidance; however, it does not expect the adoption of ASU No. 2020-06 to have a material effect on its consolidated financial statements and disclosures due to the fact that the Company did not have instruments subject to this guidance at December 31, 2020.

Real Estate Investments

The Company records acquired real estate at fair value on their respective acquisition dates. The Company considers the period of future benefit of an asset to determine its appropriate useful life and depreciates the asset using the straight line method.  The Company anticipates the estimated useful lives of its assets by class as follows:

Buildings	27.5 years
Building improvements	5.0 to 27.5 years
Furniture, fixtures, and equipment	3.0 to 5.0 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Weighted average remaining term of related leases

F-10

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Improvements and replacements in excess of $1,000 are capitalized when they have a useful life greater than or equal to one year. The Manager earns a construction management fee of 5% of actual aggregate costs to construct improvements, or to repair, rehab or reconstruct a property. These costs are capitalized along with the related asset. Costs of repairs and maintenance are expensed as incurred.

Impairment of Long Lived Assets

The Company periodically evaluates our long-lived assets, primarily investments in rental properties, for impairment indicators. The review considers factors such as past and expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for permanent impairment.  This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.   An impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used.  For properties held for sale, the impairment loss would be the adjustment to fair value less the estimated cost to dispose of the asset.

In conjunction with the Merger and for the Company’s annual estimated value per share calculation, the Company engaged with a third-party to provide the estimated fair value of our rental properties as of January 28, 2021.  The Company compared these values to its carrying values and concluded that there was no indication that the carrying value of the Company’s investments in real estate were not recoverable as of December 31, 2020. There were no impairment losses recorded on long lived assets during the years ended December 31, 2020 and 2019.

Allocation of Purchase Price of Acquired Assets

Acquisitions that do not meet the definition of a business under ASU No. 2017-01 are accounted for as asset acquisitions. In most cases, the Company believes acquisitions of real estate will no longer be considered a business combination as in most cases substantially all of the fair value is concentrated in a single identifiable asset or group of tangible assets that are physically attached to each other (land and building). However, if the Company determines that substantially all of the fair value of the gross assets acquired is not concentrated in either a single identifiable asset or in a group of similar identifiable assets, the Company will then perform an assessment to determine whether the set is a business by using the framework outlined in the ASU. If the Company determines that the acquired asset is not a business, the Company will allocate the cost of the acquisition including transaction costs to the assets acquired or liabilities assumed based on their related fair value. Upon the acquisition of real properties, the Company allocates the purchase price to tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

Upon the acquisition of real properties, the Company allocates the purchase price to tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease.  The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to one year.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant.  Management’s estimates of value are determined by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered in the analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.  In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions

F-11

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant.  Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases.  The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables.  The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of the Company’s reported net income.

Revenue Recognition and Receivables

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, where collection has been considered probable, on a straight-line basis over the term of the related lease. The future minimum rental payments to be received from noncancelable operating leases for residential rental properties are $10.7 million and approximately $172,000 for the years ending December 31, 2021 and 2022, respectively, and none thereafter.

Revenue is primarily derived from the rental of residential housing units for which the Company receives minimum rents and utility reimbursements pursuant to underlying tenant lease agreements. The Company also receives other ancillary fees for administration of leases, late payments, amenities, and revenue sharing arrangements for cable income from contracts with cable providers at the Company's properties. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. The Company records the utility reimbursement income and ancillary charges in the period when the performance obligation is completed, either at a point in time or on a monthly basis as the service is utilized.

The Company evaluates its portfolio of operating leases for collectability at both the onset of the underlying leases and on an ongoing basis. Tenant receivables include amounts for which collectability was assessed as probable in accordance with the guidance in ASC 842-30, Leases- Lessor. For tenant receivables, which include base rents, straight-line rentals, expense reimbursements and other revenue or income, the Company also estimates a general allowance for uncollectible accounts under ASC No. 450-20. The Company determines the collectability of its receivables related to rental revenue by considering a number of factors, including the length of time receivables are past due, security deposits held, the Company’s previous loss history, the tenants’ current ability to pay their obligations to the Company, and the condition of the general economy and the industry as a whole. If collectability is not probable, the Company adjusts rental income for the amount of the uncollectible revenue.

Due to the COVID-19 pandemic, some residents have experienced difficulty making rent payments and the Company’s receivables have increased compared to historical levels.  This caused the Company to further evaluate collectability during the year ended December 31, 2020. At December 31, 2020 and 2019, the Company recorded $109,790 and $3,927 of provision for bad debts, respectively, to appropriately reflect management’s estimate for uncollectible accounts. The provision for bad debts was recorded as a reduction to rental income in the Company’s consolidated statements of operations and comprehensive loss. The age of the receivables included in the allowance balance at December 31, 2020 was: 23.9% less than 30 past due, 23.3% 31-60 past due, 1.7% 61-90 past due, and 51.1% over 90 past due.

Income Taxes

The Company elected to be taxed as a REIT, commencing with its taxable year ending December 31, 2017. As a REIT, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

F-12

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, differs from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as a taxable REIT subsidiary ("TRS"). In general, a TRS may hold assets and engage in activities that the Company cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business.  A TRS is subject to U.S. federal, state and local corporate income taxes. At December 31, 2020 and 2019, the Company did not treat any of its subsidiaries as a TRS.

While a TRS may generate net income, a TRS can declare dividends to the Company which will be included in the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

The Company is subject to examination by the U.S. Internal Revenue Service and by the taxing authorities in other states in which the Company has significant business operations. The Company is not currently undergoing any examinations by taxing authorities. The Company is not subject to IRS examination for the tax return years 2016 and prior.

Earnings Per Share

Basic earnings per share are computed by dividing net income (loss) attributable to common stockholders for each period by the weighted-average common shares outstanding during the period for each share class. Diluted net income (loss) per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted to common stock. Through September 8, 2020, none of the 50,000 shares of convertible stock (discussed in Note 10) were included in the diluted earnings per share calculations because the necessary conditions for conversion have not been satisfied as of December 31, 2020 (were such date to represent the end of the contingency period). For the purposes of calculating earnings per share, all common shares and per share information in the financial statements have been retroactively adjusted for the effect of any stock dividends and stock splits.  For the years ended December 31, 2020 and 2019, common shares potentially issuable to settle distributions payable are excluded from the calculation of diluted earnings per share calculations, as their inclusion would be anti-dilutive.

In accordance with ASC 260-10-45, "Earnings Per Share", the Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on their relative percentage of each class of shares to the total number of outstanding shares. The Company did not have any participating securities outstanding other than Class A common stock, Class T common stock, Class R common stock, and Class I common stock during the periods presented (see Note 10).

Organization and Offering Costs

Organization and offering costs (other than selling commissions, dealer manager fees, and distribution and shareholder servicing fees) of the Company were initially paid by the Advisor on behalf of the Company.

Pursuant to the Advisory Agreement between the Company and the Advisor, the Company was obligated to reimburse the Advisor for organization and other offering costs paid by the Advisor on behalf of the Company, up to an amount equal to 4.0% of gross offering proceeds as of the termination of the initial public offering as the Company raised less than $500.0 million in the primary portion of the initial public offering.

The Advisory Agreement provides that the Company is not responsible for the repayment of any unreimbursed organization and offering expenses or operational expenses incurred by the Advisor on the Company’s behalf through March 31, 2018 until after the termination of the primary portion of the Company’s ongoing initial public offering. Additionally, such unreimbursed organization and offering expenses or operational expenses incurred or paid by the Advisor on the Company’s behalf through March 31, 2018 will be reimbursed ratably starting after the termination of the primary portion of the Company’s ongoing initial public offering through April 30, 2021 for organization and offering expenses and through April 30, 2020 for operating expenses. These payments began on November 1, 2019. Unreimbursed organization and offering expenses at January 28, 2021 will be eliminated as part of the Merger.

Organization costs, which included all expenses incurred by the Company in connection with its formation, including but not limited to legal fees and other costs to incorporate, were expensed as incurred. Prior to the Company breaking escrow, the

F-13

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Advisor incurred approximately $104,000 of formation and other operating expenses on the Company's behalf, which will not be reimbursed to the Advisor.

Outstanding Class T shares issued in the Company's primary offering were subject to an annual distribution and shareholder servicing fee in the amount of 1% of the estimated NAV of the share (1% of purchase price prior to June 29, 2018) for up to five years from the date on which such share is issued. Effective November 1, 2019, the Company ceased accruing the distribution and shareholder servicing fee on each Class T share in accordance with the terms of the Class T share.

Outstanding Class R shares issued in the Company's primary offering were also subject to an annual distribution and shareholder servicing fee in the amount of 1% of the estimated NAV of the share (1% of purchase price prior to June 29, 2018).  Effective November 1, 2019, following the termination of the initial public primary offering, each of the outstanding Class R shares of common stock automatically converted into a Class I share of common stock pursuant to the terms of the Articles Supplementary for the Class R shares and the Company ceased accruing the distribution and shareholder servicing fees with respect to Class R shares as the Company no longer had any Class R Shares outstanding.

The Company initially recorded distribution and shareholder servicing fees as a reduction to additional paid-in capital and the related liability in an amount equal to the maximum fees payable in relation to the Class T and Class R shares on the date the shares were issued. The liability was relieved over time, as the fees were paid to the Dealer Manager. Upon termination of the offering, the fees were no longer payable as described above and the liability was adjusted accordingly.

NOTE 3 - SUPPLEMENTAL CASH FLOW INFORMATION

The following table presents the Company's supplemental cash flow information (in thousands):

	Years Ended December 31,
	2020	2019
Non-cash operating, financing and investing activities:
Offering costs payable to related parties	$—	$(4,042)
Distribution and shareholder servicing fee payable to related parties	—	(1,035)
Cash distributions on common stock declared but not yet paid	—	1,587
Stock issued from distribution reinvestment plan	857	2,766
Escrow deposits funded directly by mortgage notes payable	—	350

Non-cash activity related to acquisitions:
Mortgage notes payable used to acquire real property	$—	$45,640

Non-cash activity related to sales:
Mortgage notes payable settled directly with proceeds from sale of rental property	$1,519	$—

Cash paid during the year for:
Interest	$5,357	$5,481

NOTE 4 - RESTRICTED CASH

Restricted cash represents escrow deposits with lenders to be used to pay real estate taxes, insurance, and capital improvement. The following table presents a summary of the components of the Company's restricted cash (in thousands):

	December 31,
	2020	2019
Real estate taxes	$981	$979
Insurance	252	179
Capital improvements	406	758
Total	$1,639	$1,916

In addition, the Company designated unrestricted cash for capital expenditures of $6.8 million and $8.1 million at December 31, 2020 and 2019, respectively.

F-14

(Back to Index)

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

NOTE 5 - RENTAL PROPERTIES, NET

The following table presents the Company's investment in rental properties (in thousands):

	December 31,
	2020	2019
Land	$29,800	$31,220
Building and improvements	172,165	171,265
Furniture, fixtures and equipment	4,691	4,014
Construction in progress	423	1,205
	207,079	207,704
Less: accumulated depreciation	(19,869)	(11,221)
Total rental property, net	$187,210	$196,483

Depreciation expense for the years ended December 31, 2020 and 2019 was $8.9 million and $7.6 million, respectively.

Loss on disposal of assets: During the year ended December 31, 2020, the Company recorded losses on the disposal of assets of approximately $243,000. The Company’s losses on disposals were primarily due to the replacement of appliances at its rental properties in conjunction with unit upgrades.

NOTE 6 – DISPOSITION OF PROPERTY

The following table presents the Company’s disposition activity during the year ended December 31, 2020 (in thousands):

Multifamily Community	Location	Sale Date	Contract Sales Price	Net Gain on Disposition	Revenue Attributable to Property Sold	Net Income Attributable to Property Sold
Payne Place	Alexandria, Virginia	March 5, 2020	$3,100	$530	$32	$1

NOTE 7 - IDENTIFIED INTANGIBLE ASSETS, NET

Identified intangible assets, net, consist of acquired in-place rental leases. The net carrying value of the leases at December 31, 2020 and 2019 was approximately $0 and $173,000, respectively, net of accumulated amortization of $4.6 million and $4.4 million, respectively. At December 31, 2020, intangible assets were fully amortized.

Amortization for the years ended December 31, 2020 and 2019 was approximately $173,000 and $2.0 million, respectively.

F-15

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

NOTE 8 - MORTGAGE NOTES PAYABLE

The following table presents a summary of the Company's mortgage notes payable, net (in thousands):

	December 31, 2020			December 31, 2019
Collateral	Outstanding Borrowings	Deferred Financing Costs, net	Carrying Value	Outstanding Borrowings	Deferred Financing Costs, net	Carrying Value
Payne Place	$—	$—	$—	$1,525	$(28)	$1,497
Bay Club	20,920	(161)	20,759	21,398	(208)	21,190
Tramore Village	32,625	(244)	32,381	32,625	(304)	32,321
Matthews Reserve	23,850	(219)	23,631	23,850	(267)	23,583
The Park at Kensington	21,760	(213)	21,547	21,760	(260)	21,500
Wimbledon Oaks	18,410	(196)	18,214	18,410	(235)	18,175
Summit	27,580	(289)	27,291	27,580	(343)	27,237
Total	$145,145	$(1,322)	$143,823	$147,148	$(1,645)	$145,503

The following table presents additional information about the Company's mortgage notes payable, net (in thousands, except percentages):

Collateral	Maturity Date	Annual Interest Rate		Average Monthly Debt Service	Average Monthly Escrow
Bay Club	8/1/2024	2.01%	(1)(4)	$80	$57
Tramore Village	4/1/2025	1.94%	(2)(5)	98	59
Matthews Reserve	9/1/2025	4.47%	(3)(5)	98	34
The Park at Kensington	10/1/2025	4.36%	(3)(5)	85	48
Wimbledon Oaks	3/1/2026	4.33%	(3)(5)	67	63
Summit	7/1/2026	3.84%	(3)(5)	89	43

(1)	Variable rate based on one-month LIBOR of 0.14% (at December 31, 2020) plus 1.87%, with a maximum interest rate of 5.75%.
(2)	Variable rate based on one-month LIBOR of 0.14% (at December 31, 2020) plus 1.80%, with a maximum interest rate of 6.25%.
(3)	Fixed rate.
(4)	Monthly payment of principal and interest required.
(5)	Monthly interest-only payment currently required.

All of the mortgage notes are collateralized by a first mortgage lien on the assets of the respective property named in the table above. The amount outstanding on the mortgages may be prepaid in full during the entire term with a prepayment penalty for a period of the term.

The following table presents the Company's annual principal payments on outstanding borrowings for each of the next five years ending December 31, and thereafter (in thousands):

2021	$ 1,227
2022	2,531
2023	2,984
2024	21,750
2025	73,636
Thereafter	43,017
$ 145,145

Deferred financing costs incurred to obtain financing are amortized over the term of the related debt. During the year ended December 31, 2020 and 2019, amortization of deferred financing costs of approximately $295,000 and $266,000, respectively, was included in interest expense. Accumulated amortization at December 31, 2020 and 2019 was approximately $705,000 and $415,000, respectively.

F-16

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

The following table presents the Company's estimated amortization of the existing deferred financing costs for the next five years ending December 31, and thereafter (in thousands):

2021	$ 293
2022	289
2023	284
2024	261
2025	164
Thereafter	31
$ 1,322

NOTE 9 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Advisor

Prior to the Self-Management Transaction on September 8, 2020, the Company was externally managed and the Advisor was an indirect wholly-owned subsidiary of RAI. After the Self-Management Transaction, the Advisor became an indirect wholly-owned subsidiary of OP I, the operating partnership of REIT I. As a result of the Merger on January 28, 2021, the Company no longer has an external advisor.  See Note 16, Subsequent Events, for additional details

Pursuant to the terms of the Advisory Agreement, the Advisor provides the Company with its management team, including its officers, along with appropriate support personnel. The Advisor will be reimbursed for the Company’s allocable share of costs for Advisor personnel, including allocable personnel salaries and benefits. Each of the Company’s officers is an employee of REIT I, our Sponsor, following the Self-Management Transaction, or one of its affiliates. The Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its time or its employees' time to the Company’s business. The Advisor and any employees of the Sponsor or its affiliates acting on behalf of the Advisor, are at all times subject to the supervision and oversight of the Company’s board of directors and have only such functions and authority as the Company delegates to it. Effective April 28, 2020, the Company renewed the Advisory Agreement with the Advisor through April 27, 2021.

During the course of the offering, the Advisor provided offering-related services to the Company and advanced funds to the Company for both operating costs and organization and offering costs. These amounts were to be reimbursed to the Advisor from the proceeds from the offering, subject to the aforementioned limits on organization and offering expense reimbursements. As of December 31, 2020, the Company incurred a total of $9.2 million of organization and offering costs, of which the Advisor advanced $9.0 million on a cumulative basis on behalf of the Company. The Company directly paid the remaining approximately $249,000 of these costs directly. The maximum liability of the Company was $4.4 million based on the limit on organization and offering expenses payable by the Company included in the Advisory Agreement, which was comprised of the $249,000 initially paid by the Company and $4.2 million of the advance from the Advisor.  An adjustment was made during the year ended December 31, 2019 to relieve the Company from the remaining $4.8 million liability due to the Advisor. As of December 31, 2020, the Company has repaid $3.4 million to the Advisor for deferred organization and offering costs and approximately $769,000 of deferred organization and offering costs remain in related party payables.

The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms upon the approval of the Conflicts Committee of the Company's board of directors. Under the Advisory Agreement, the Advisor will receive fees and will be reimbursed for its expenses as set forth below. As a result of the Merger on January 28, 2021, these fees are now eliminated:

Acquisition fees. The Advisor earns an acquisition fee of 2.0% of the cost of investments acquired on behalf of the Company, plus any capital reserves allocated, or the amount funded by the Company to acquire or originate loans, including acquisition expenses and any debt attributable to such investments.

Asset management fees. The Advisor earns a monthly asset management fee equal to 0.083% (one-twelfth of 1.0%) of the appraised value of all assets owned at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves. The asset management fee is based only on the portion of the costs or value attributable to the Company’s investment in an asset if the Company does not own all of an asset and does not manage or control the asset.

F-17

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Disposition fees. The Advisor earns a disposition fee in connection with the sale of a property equal to the lesser of one-half of the aggregate brokerage commission paid, or if none is paid, 2.0% of the contract sales price.

Debt financing fees. The Advisor will earn a debt financing fee equal to 0.5% of the amount available under any debt financing obtained.

Expense reimbursements. The Company paid directly or reimbursed the Advisor for all of the expenses paid or incurred by the Advisor or its affiliates on behalf of the Company or in connection with the services provided to the Company in relation to its public offering, including its distribution reinvestment plan offering. This includes all organization and offering costs of up to 4.0% of gross offering proceeds as the Company raised less than $500.0 million in the primary offering. Reimbursements also include expenses the Advisor incurs in connection with providing services to the Company, including the Company’s allocable share of costs for Advisor personnel and overhead, out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate related debt investments, whether or not the Company ultimately acquires the investment. However, the Company will not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor earns acquisition or disposition fees. Prior to the Company breaking escrow, the Advisor incurred approximately $104,000 of formation and other operating expenses the Company's behalf, which will not be reimbursed to the Advisor.

On April 13, 2018, the board of directors approved an amendment to the Advisory Agreement that provided that the Company is not responsible for the reimbursement of any unreimbursed organization and offering expenses or operational expenses incurred by the Advisor on the Company’s behalf through March 31, 2018 until after the termination of the primary portion of the Company’s ongoing initial public offering. Additionally, the amendment provided that such unreimbursed organization and offering expenses or operational expenses incurred or paid by the Advisor on the Company’s behalf through March 31, 2018 will be reimbursed ratably starting after the termination of the primary portion of the Company’s ongoing initial public offering through April 30, 2021 for organization and offering expenses and through April 30, 2020 for operating expenses. The payments commenced on November 1, 2019.

Relationship with the Manager

The Manager manages real estate properties and real estate-related debt investments and coordinates the leasing of, and manages construction activities related to, some of the Company’s real estate properties pursuant to the terms of the management agreement with the Manager. Prior to the Self-Management Transaction on September 8, 2020, the Manager was an indirect wholly-owned subsidiary of RAI. After the Self-Management Transaction, the Manager is an indirect wholly-owned subsidiary of Resource Real Estate Opportunity OP, LP. See Note 16, Subsequent Events, for additional details.  As a result of the Merger on January 28, 2021, these fees are now eliminated:

Property management fees. The Manager earns a property management fee equal to 4.5% of actual gross cash receipts from the operations of real property investments that it manages and an oversight fee on any real property investments that are managed by third parties. Property management fees are deducted directly from the property's operating account by the property manager. The Manager subcontracts operational management of the properties to an unaffiliated third party and pays for those services from its property management fee. Any property management fees paid to unaffiliated third party property managers in excess of 4.5% of actual gross receipts will be reimbursed to the Company by the Advisor. After the Merger on January 28, 2021, the Company continues to subcontract certain services from the same unaffiliated third-party.

Construction management fees. The Manager earns a construction management fee equal to 5.0% of actual aggregate costs to construct improvements to, or to repair, rehab, or reconstruct, a property.

Debt servicing fees. The Manager will earn a debt servicing fee equal to 2.75% of gross receipts from real estate-related debt investments.

Expense reimbursement. During the ordinary course of business, the Manager or other affiliates may pay certain shared operating expenses on behalf of the Company. The Company is obligated to reimburse the Manager or other affiliates for such shared operating expenses.

Relationship with Resource Securities

Resource Securities, a former affiliate of the Advisor, served as the Company’s dealer manager and was responsible for marketing the Company’s shares during the primary public offering.

F-18

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Dealer manager fee and selling commissions. Pursuant to the terms of the amended and restated dealer manager agreement with Resource Securities, the Company generally paid Resource Securities a selling commission of up to 3.0% of gross offering proceeds from the sale of Class R shares and a dealer manager fee of up to 3.5% of gross offering proceeds from the sale of Class R shares (but the aggregate of such fees shall not exceed 5.5% of gross offering proceeds). The Company generally paid Resource Securities a dealer manager fee of up to 1.5% of gross offering proceeds from the sale of the Class I shares. Resource Securities allows all selling commissions earned and a portion of the dealer manager fee as a marketing fee to participating broker-dealers. No selling commissions or dealer manager fees were earned by Resource Securities in connection with sales under the distribution reinvestment plan. Additionally, the Company may reimburse the Resource Securities for bona fide due diligence expenses.

Distribution and shareholder servicing fee. Resource Securities was paid an annual fee of 1.0% of the NAV (purchase price prior to June 29, 2018) per share of Class T common stock sold in the primary offering for up to five years from the date on which each share was issued. Resource Securities was also paid an annual fee of 1.0% of the NAV (purchase price prior to June 29, 2018) per share of Class R common stock sold in the primary offering subject to the terms of the Class R shares as included in the Articles Supplementary. Effective November 1, 2019, pursuant to the terms of the Class T and Class R shares, no further distribution and shareholder servicing fees were payable to Resource Securities so the Company ceased to accrue the distribution and shareholder servicing fee.

Relationship with RAI and C-III

Prior to the Self-Management Transaction on September 8, 2020, RAI and C-III were related parties of the Company.

Property loss policy. The Company participates (with other properties directly and indirectly managed by RAI and C-III) in a catastrophic insurance policy, which covers claims up to $250.0 million, after either a $25,000 or a $100,000 deductible per incident, depending on location and/or type of loss. Therefore, unforeseen or catastrophic losses in excess of the Company's insured limits could have a material adverse effect on the Company's financial condition and operating results. This policy will expire on March 1, 2021.

General liability loss policy. The Company (with other properties directly managed by RAI) has an insured and dedicated limit for the general liability of $1.0 million per occurrence. Total claims are limited to $2.0 million per premium year. In excess of these limits, the Company participates (with other properties directly or indirectly managed by RAI and C-III) in a $50.0 million per occurrence excess liability program. Therefore, the total insured limit per occurrence is $51.0 million for the general and excess liability program, after a $25,000 deductible per incident. This policy will expire on March 1, 2021.

Internal audit fees. Prior to the Self-Management Transaction, RAI performed internal audit services for the Company.

Directors and officers liability insurance. The Company participates in a liability insurance program for directors and officers coverage with REIT I and REIT II. Prior to the Self-Management Transaction, the Company participated in a liability insurance program for directors and officers coverage with other C-III managed entities and subsidiaries.

The following table presents the Company's amounts payable to such related parties (in thousands):

	December 31,
	2020	2019
Advisor:
Organization and offering costs	$769	$3,076
Operating expense reimbursements (including prepaid expenses)	—	1,778
	769	4,854

Manager:
Property management fees	79	81
Operating expense reimbursements	—	3
	79	84

	$848	$4,938

F-19

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

The following table presents the Company's fees earned by and expenses incurred from such related parties (in thousands):

	Years Ended December 31,
	2020	2019
Fees earned / expenses incurred:
Advisor:
Acquisition fees and acquisition related reimbursements (1)	$—	$1,456
Asset management fees (2)(11)	2,254	1,982
Disposition fees (10)	62	—
Debt financing fees (3)	—	230
Organization and offering costs (4)	—	765
Operating expense reimbursement (5)(9)	12	806

Manager:
Property management fees (2)(12)	$926	$782
Construction management fees (1)	178	185
Operating expense reimbursements (6)	—	38

RAI:
Internal audit fee (5)	$—	$25

Resource Securities:
Selling commissions and dealer-manager fees (7)	$—	$1,263
Distribution and shareholder servicing fee (7)(8)	—	573

Other:
The Planning & Zoning Resource Company (1)	$—	$3

(1)	Capitalized and included in Rental properties, net on the consolidated balance sheets.
(2)	Included in Management fees - related parties on the consolidated statements of operations and comprehensive loss.
(3)	Included in Mortgage notes payable, net on the consolidated balance sheets.
(4)

Organizational expenses were expensed when incurred and offering costs are included in Deferred offering costs until they are charged to Stockholders' equity on the consolidated balance sheets as proceeds are raised in the offering.

(5)	Included in General and administrative on the consolidated statements of operations and comprehensive loss and excludes third party costs that are advanced by the Advisor.
(6)	Included in Rental operating expenses on the consolidated statements of operations and comprehensive loss.
(7)	Included in Stockholders' equity on the consolidated balance sheets.
(8)	During the year ended December 31, 2019, there was an adjustment in conjunction with the termination of the primary offering; see Note 2.
(9)	During the year ended December 31, 2019, the Advisor suspended the allocation of rent and payroll costs to the Company.
(10)	Included in Net gain on disposition of property on the consolidated statements of operations and comprehensive loss.
(11)	After the Self-Management Transaction on September 8, 2020, approximately $705,000 of this balance was earned by RRE OP.
(12)	After the Self-Management Transaction on September 8, 2020, approximately $295,000 of this balance was earned by RRE OP.

F-20

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

NOTE 10 - EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted earnings/(loss) per share for the periods presented as follows (in thousands, except per share data):

	Years Ended December 31,
	2020	2019
Net loss	$(8,232)	$(10,707)
Less: Class A common stock cash distributions declared	—	340
Less: Class T common stock cash distributions declared	27	510
Less: Class R common stock cash distributions declared	—	2,809
Less: Class I common stock cash distributions declared	4	2,114
Undistributed net loss attributable to common stockholders	$(8,263)	$(16,480)

Class A common stock:
Undistributed net loss attributable to Class A common stockholders	$(427)	$(920)
Class A common stock cash distributions declared	—	340
Net loss attributable to Class A common stockholders	$(427)	$(580)
Net loss per Class A common share, basic and diluted	$(0.68)	$(0.92)
Weighted-average number of Class A common shares outstanding, basic and diluted	627	631

Class T common stock:
Undistributed net loss attributable to Class T common stockholders	$(763)	$(1,621)
Class T common stock cash distributions declared	27	510
Net loss attributable to Class T common stockholders	$(736)	$(1,111)
Net loss per Class T common share, basic and diluted	$(0.66)	$(1.00)
Weighted-average number of Class T common shares outstanding, basic and diluted	1,121	1,111

Class R common stock:
Undistributed net loss attributable to Class R common stockholders	$—	$(12,083)
Class R common stock cash distributions declared	—	2,809
Net loss attributable to Class R common stockholders	$—	$(9,274)
Net loss per Class R common share, basic and diluted	$—	$(1.12)
Weighted-average number of Class R common shares outstanding, basic and diluted	—	8,279

Class I common stock:
Undistributed net loss attributable to Class I common stockholders	$(7,073)	$(1,856)
Class I common stock cash distributions declared	4	2,114
Net income attributable to Class I common stockholders	$(7,069)	$258
Net income per Class I common share, basic and diluted	$(0.68)	$0.20
Weighted-average number of Class I common shares outstanding, basic and diluted	10,389	1,271

Weighted-average number of shares excludes the convertible stock as they are not participating securities.

NOTE 11 - EQUITY

Preferred Stock

The Company’s charter authorizes the Company to issue 10 million shares of its $0.01 par value preferred stock. As of December 31, 2020, no shares of preferred stock were issued or outstanding.

Convertible Stock

The Company’s charter authorizes the Company to issue 50,000 shares of its $0.01 par value convertible stock. On August 5, 2016, the Company's board of directors approved the issuance of 50,000 convertible shares in exchange for 5,000 shares of Class A common stock. As of September 8, 2020, the Company had 50,000 shares of $0.01 par value convertible stock

F-21

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

outstanding, which were owned by the Advisor. The convertible stock was to convert into shares of the Company’s Class A common stock upon the occurrence of (a) the Company having paid distributions to common stockholders that in the aggregate equal 100% of the price at which the Company originally sold the shares plus an amount sufficient to produce a 6% cumulative, non-compounded annual return on the shares at that price; or (b) if the Company lists its common stock on a national securities exchange or the Company consummates a merger pursuant to which consideration received by the stockholders is securities of another issuer that are listed on a national securities exchange.

Each of these two events was a "Triggering Event." Upon a Triggering Event, the Company's convertible stock was to be, unless its Advisory Agreement had been terminated or not renewed on account of a material breach by its Advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

(A)	15% of the amount, if any, by which
(1)

the value of the Company as of the date of the event triggering the conversion plus the total distributions paid to its stockholders through such date on the then-outstanding shares of its common stock exceeds

(2)

the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

(B)	the value of the Company divided by the number of outstanding shares of common stock, in each case, as of the as of the date of the event triggering the conversion.

On September 8, 2020, the Company redeemed all of its issued and outstanding convertible shares pursuant to that certain stock redemption agreement with the Advisor of even date therewith.

Common Stock

The Company’s charter authorizes the issuance of 1 billion shares of common stock with a par value of $0.01 per share, of which, the Company has allocated 750 million shares as Class R common stock; 75 million shares as Class I common stock; 25 million shares as Class A common stock; and 25 million shares as Class T common stock. 125 million shares of the common stock remain undesignated.  As of July 3, 2017, the Company ceased offering shares of Class A and Class T common stock and commenced the offering of Class R and Class I common stock in its primary offering. The Company ceased offering Class R and Class I shares in the primary offering on October 31, 2019 and ceased processing subscriptions in the offering on November 15, 2019. The Company continues to offer shares of Class A, Class T and Class I common stock pursuant to the DRIP.

On November 1, 2019, each Class R share of common stock of the Company automatically converted into a Class I share of common stock of the Company pursuant to the terms of the Articles Supplementary for the Class R shares. The Class R shares converted into Class I shares on a one-for-one basis, because the most recently approved estimated net asset value per share approved by its board of directors ($9.12 as of March 21, 2019) was the same for all classes of common stock. Stockholders who received Class I shares upon the conversion will no longer be subject to the class-specific expenses associated with Class R shares.  As of November 1, 2019, the Company no longer has any shares of Class R common stock outstanding.

F-22

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

At December 31, 2020, shares of the Company's $0.01 par value Class A, Class T, Class R, and Class I common stock have been issued as follows (dollars in thousands):

	Class A		Class T		Class R		Class I
	Shares	Gross Proceeds	Shares	Gross Proceeds	Shares	Gross Proceeds	Shares	Gross Proceeds
Shared issued through primary offering (1)	586,207	$5,601	1,049,996	$9,943	9,356,068	$89,917	624,325	$5,760
Shares issued through stock dividends	12,860	—	15,495	—	—	—	—	—
Shares issued through distribution reinvestment plan	34,179	318	91,763	834	356,453	3,244	115,513	1,050
Shares issued in conjunction with the Advisor's initial investment, net of 5,000 share conversion (2)	15,000	200	—	—	—	—	—	—
Total	648,246	6,119	1,157,254	10,777	9,712,521	93,161	739,838	6,810
Shares redeemed and retired	(22,398)		(35,615)		(32,122)		(75,258)
Class R share conversion (3)	—		—		(9,680,399)		9,680,399
Total shares issued and outstanding at December 31, 2020	625,848		1,121,639		—		10,344,979

(1)	Includes 222,222 of Class A shares issued to RAI.
(2)	As part of the Self-Management Transaction, these shares were transferred by the Advisor.
(3)	On November 1, 2019, all outstanding Class R shares converted to Class I shares.

Redemptions

During the year ended December 31, 2020, the Company redeemed shares of its outstanding Class A, Class T, and Class I common stock. Redemptions for the year ended December 31, 2020 were as follows:

	Total Number of Shares Redeemed			Average Price Paid per Share
Period	Class A	Class T	Class I	Class A	Class T	Class I
January 2020	—	—	—	—	—	—
February 2020	—	—	—	—	—	—
March 2020	5,484	3,587	2,416	$8.89	$8.89	$8.44
April 2020	—	—	—	—	—	—
May 2020	—	—	—	—	—	—
June 2020	—	—	5,499	—	—	$9.01
July 2020	—	—	—	—	—	—
August 2020	—	—	—	—	—	—
September 2020	—	—	—	—	—	—
October 2020	—	—	—	—	—	—
November 2020	—	—	—	—	—	—
December 2020	—	—	56,344	—	—	$9.01
	5,484	3,587	64,259

The Company will not redeem in excess of 5% of the weighted-average number of shares of common stock outstanding during the 12-month period immediately prior to the effective date of redemption. The Company's board of directors will determine at least quarterly whether it has sufficient excess cash to repurchase shares. Generally, the cash available for redemptions will be limited to proceeds from the Company's distribution reinvestment plan plus, if the Company has positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous year. These limitations apply to all redemptions, including redemptions sought upon a stockholder's death, qualifying disability or confinement to a long-term care facility (collectively, “special redemptions”).

Effective March 20, 2020, the share redemption program was suspended except for special redemptions. On September 8, 2020, the share redemption program was fully suspended in connection with signing the REIT III Merger Agreement and subsequently resumed with respect to special redemptions as of November 22, 2020. While the partial suspension of the share

F-23

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

redemption program is in effect, the Company will only accept requests for redemption in connection with a special redemption and all other pending or new requests will not be honored or retained, but will be cancelled with the ability to resubmit when, if ever, the share redemption program is fully resumed.

The Company's board of directors, in its sole discretion, may suspend, terminate or amend the Company's share redemption program without stockholder approval upon 30 days' notice if it determines that such suspension, termination or amendment is in the Company's best interest. The Company's board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund the Company's share redemption program are needed for other purposes.

Distributions

The following table presents information regarding the Company's distributions paid to stockholders during the year ended December 31, 2020 (in thousands):

	Class A	Class T	Class R	Class I	Total
True-up of prior year cash distributions declared	$—	$27	$—	$4	$31

Distributions reinvested in shares of common stock paid	$24	$89	$—	$744	$857
Cash distributions paid	60	61	—	640	761
Total distributions paid	$84	$150	$—	$1,384	$1,618

The Company announced on March 30, 2020 that it was suspending distributions as of April 1, 2020 in order to preserve cash and offset any impact to the Company’s liquidity that may occur as a result of the COVID-19 pandemic on its operations. There were no distributions declared during the year ended December 31, 2020.

NOTE 12 - FAIR VALUE MEASURES AND DISCLOSURES

In analyzing the fair value of its financial investments accounted for on a fair value basis, the Company follows the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company determines fair value based on quoted prices when available or, if quoted prices are not available, through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The fair value of cash, tenant receivables and accounts payable, approximate their carrying value due to their short nature. The hierarchy followed defines three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 - Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter; depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

The fair value of rental properties is usually estimated based on information obtained from a number of sources, including information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities. The Company allocates the purchase price of properties to acquired tangible assets, consisting of land, buildings, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, the value of in-place leases and the value of tenant relationships, based in each case on their fair values.

F-24

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Derivatives are reported at fair value in the consolidated balance sheets and are valued by a third party pricing agent using an income approach with models that use, as their primary inputs, readily observable market parameters. This valuation process considers factors including interest rate yield curves, time value, credit and volatility factors. (Level 2).

The following table presents information about the Company's assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value (in thousands):

	Level 1	Level 2	Level 3	Total
December 31, 2020
Assets:
Interest rate caps	$—	$—	$—	$—

December 31, 2019
Assets:
Interest rate caps	$—	$—	$—	$—

The carrying and fair values of the Company’s mortgage notes payable-outstanding borrowings, which were not carried at fair value on the consolidated balance sheets at December 31, 2020 and 2019, were as follows (in thousands):

	December 31, 2020		December 31, 2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Mortgage notes payable- outstanding borrowings	$145,145	$149,168	$147,148	$144,902

The carrying amount of the mortgage notes payable presented above is the outstanding borrowings excluding premium or discount and deferred finance costs, net. At December 31, 2020, the fair value of mortgage notes payable was estimated using a discounted cash flow model and rates available to the Company for debt with similar terms and remaining maturity.

NOTE 13 - DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions.  The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments.  Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.  The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s investments and borrowings.

As a condition to certain of the Company’s financing facilities, from time to time the Company may be required to enter into certain derivative transactions as may be required by the lender.  These transactions would generally be in line with the Company’s own risk management objectives and also serve to protect the lender.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company entered into two interest rate caps that were designated as cash flow hedges. Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the year ended December 31, 2020, such derivatives were used to hedge the variable cash flows, indexed to USD-LIBOR, associated with existing variable-rate loan agreements. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the year ended December 31, 2020 and 2019 the Company recorded $25,782 and $10,511, respectively, of hedge ineffectiveness in earnings.

F-25

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt.  At December 31, 2020, the Company estimates that an additional $8,597 will be reclassified as an increase to interest expense over the next 12 months.

The following table presents the Company's outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk at December 31, 2020 and 2019 (dollars in thousands):

	Interest Rate Derivative	Number of Instruments	Notional Amount	Maturity Dates
December 31, 2020	Interest rate caps	2	$53,722	April 1, 2021 and August 1, 2022
December 31, 2019	Interest rate caps	2	$54,145	August 1, 2020 and April 1, 2021

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The following table presents the fair value of the Company’s derivative financial instruments, as well as their classification on the consolidated balance sheets at December 31, 2020 and 2019 (in thousands):

Asset Derivatives				Liability Derivatives
December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Balance Sheet	Fair Value	Balance Sheet	Fair Value	Balance Sheet	Fair Value	Balance Sheet	Fair Value
Prepaid expenses and other assets	$—	Prepaid expenses and other assets	$—	—	$—	—	$—

F-26

RESOURCE APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

DECEMBER 31, 2020

NOTE 14 - OPERATING EXPENSE LIMITATION

Under its charter, the Company must limit its total operating expenses to the greater of 2% of its average invested assets or 25% of its net income for the four most recently completed fiscal quarters, unless the Conflicts Committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors.

Operating expenses for the four fiscal quarters ended December 31, 2020 exceeded the charter imposed limitation; however, the conflicts committee of the Company's board of directors determined that the relationship of the Company's operating expenses to its average invested assets was justified for these periods given the non-recurring expenses incurred during the year ended December 31, 2020 in connection with the merger with REIT II.

NOTE 15 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this report and determined that there have been any events that have occurred that would require adjustments to or disclosures in the consolidated financial statements, except for the following:

Merger with Resource Real Estate Opportunity REIT II, Inc.

On September 8, 2020, the Company, REIT II, OP II, Merger Sub III, a wholly owned subsidiary of REIT II, and OP III, the operating partnership of the Company, entered into the REIT III Merger Agreement.

Effective January 28, 2021, the Company merged with and into Merger Sub III, with Merger Sub III surviving as a direct, wholly owned subsidiary of REIT II (the “REIT III Company Merger”) and OP III merged with and into OP II (the “REIT III Partnership Merger” and, together with the REIT III Company Merger, the “REIT III Merger”), with OP II surviving the REIT III Partnership Merger. At such time, the separate existence of the Company and OP III ceased.

At the effective time of the REIT III Company Merger, each issued and outstanding share of the Company’s common stock (or fraction thereof) converted into the right to receive 0.925862 shares of common stock of REIT II.

At the effective time of the REIT III Partnership Merger, each common unit of partnership interests in OP III outstanding immediately prior to the effective time of the REIT III Partnership Merger was retired and ceased to exist. In addition, for each share of common stock of REIT II issued in the REIT III Company Merger, a common unit of partnership interest was issued by OP II to REIT II.

On September 8, 2020, REIT II also entered into an Agreement and Plan of Merger to acquire REIT I. REIT II’s proposed merger with REIT I is referred to herein as the “REIT I Merger” and collectively with the REIT III Merger, the “Merger.” On January 28, 2021, REIT I merged with REIT II.

The combined company after the Merger will be known as Resource REIT, Inc. The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

F-27